Exhibit 3.1.1
                                                                   -------------


                                                    Colorado Secretary of State
                                                    Date and Time: 09/16/2005
                                                    11:22 AM Entity
                                                    Id: 19981153919
 Document processing fee
  If document is filed on paper                     Document number: 20051350434
  If document is filed electronically
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
 Paper documents must be typewritten or machine printed.


                              Articles of Amendment

              filed pursuant toss.7-90-301, et seq. andss.7-110-106
                    of the Colorado Revised Statutes (C.R.S.)


ID number: 19981153919
           -----------

1.   Entity name:

                            GOLD RESOURCE CORPORATION
                    -----------------------------------------
                    (If changing the name of the corporation,
                      indicate name BEFORE the name change)

2.  New Entity name: (if applicable)



3.  Use of Restricted Words (if any of         |_| "bank" or "trust" or any
    these terms are contained in an                derivative thereof
    entity name, true name of an entity,       |_| "credit union" |_| "savings
    trade name or trademark stated in this                            and loan"
    document, mark the applicable box          |_| "insurance", "casualty",
                                                   "mutual", or "surety"

4.   Other amendments, if any, are attached.


5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
                                                              ------------
                                                              (mm/dd/yyyy)
       OR

     If the corporation's period of duration as amended is perpetual, mark this
     box:    [x]


7.   (Optional) Delayed effective date:
                                         ------------
                                         (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of


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article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.  Name(s) and address(es) of the
    individual(s) causing the document
    to be delivered for filing:           Reid     David
                                          -----------------------------------
                                          (Last)  (First)  (Middle)  (Suffix)

                                          2201 Quitman Street
                                          --------------------------------------
                                          (Street name and number or Post Office
                                          information)

                                          Denver       CO          80212
                                          --------------------------------------
                                          (City)     (State)   (Postal/Zip Code)

                                                                United States
                                    ------------------------ -------------------
                                    (Province-if applicable) (Country if not US)

      (The document need not state the true name and address of more than one individual. However, i fyou wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box 1:1 and include an attachment stating the name and address of such individuals.)


Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

Gold Resource Corporation
Articles of Amendment to Articles of Incorporation

Article IV. Capital Stock was amended effective April 1, 2005 by striking the words: "The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is 20,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock." And then inserting the words "The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is 60,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock."

(No further changes were made to Article IV by the amendment.)




By: David C. Reid
Its Vice President and Secretary

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